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                                                              Exhibit 10(lxxiii)


















                    THE NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN


              (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2000)




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                      NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN


                NACCO Materials Handling Group, Inc. (the "Company") does hereby amend and completely restate the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter, effective September 1, 2000:

                                   ARTICLE I
                                     PREFACE
                                     -------

         SECTION 1.1 EFFECTIVE DATE. The original effective date of this Plan was February 10, 1993. The effective date of this amendment and restatement is September 1, 2000.

         SECTION 1.2 PURPOSE OF THE PLAN. The purpose of this Plan is (a) to allow certain employees to defer the receipt of Compensation or the receipt of certain long-term incentive compensation award payments, (b) to provide for certain Employees the benefits they would have received under the Qualified Plans but for (i) the dollar limitation on Compensation taken into account under the Qualified Plans as a result of Section 401(a)(17) of the Code, (ii) the limitations imposed under Section 415 of the Code, and (iii) the limitations under Sections 402(g), 401(k)(3) and 401(m) of the Code, and (c) to provide for the continued deferral of certain frozen benefits.

         SECTION 1.3 GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except when preempted by federal law.

         SECTION 1.4 GENDER AND NUMBER. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

                Except as otherwise provided in this Plan, terms defined in the Profit Sharing Plan as it may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

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         SECTION 2.1 ACCOUNT shall mean the record maintained by the Employer in accordance with Section 4.1 as the sum of the Participant's Excess Profit
Sharing Sub-Account, Excess 401(k) Sub-Account, Excess Matching Sub-Account, Excess Deferral Sub-Account, LTIP Deferral Sub-Account and Yale Short-Term Deferral Sub-Account.


         SECTION 2.2 ADJUSTED ROE.

         (a) For purposes of this Section, the following terms shall have the following meanings:

         (i) "NET INCOME (BEFORE EXTRAORDINARY ITEMS)" is defined as consolidated net income, as defined by generally accepted accounting principles ("GAAP"), for the Company and its subsidiaries for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

         (ii) "AMORTIZATION OF GOODWILL" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company for the subject year;

         (iii) "WEIGHTED AVERAGE STOCKHOLDERS' EQUITY" is calculated by adding the consolidated stockholders' equity for the Company as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

         (iv) "WEIGHTED AVERAGE ACCUMULATED AMORTIZATION OF GOODWILL" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

         (b) "Adjusted ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:

       A =  Net Income (before extraordinary items) + Amortization of Goodwill;
            and

       B = Weighted Average (Stockholders' Equity + Accumulated Amortization of Goodwill).

         (c) Adjusted ROE shall be determined at least annually by the Company
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         SECTION 2.3 BENEFICIARY shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VIII hereof.

         SECTION 2.4 COMPANY shall mean NACCO Materials Handling Group, Inc. or any entity that succeeds NACCO Materials Handling Group, Inc. by merger, reorganization or otherwise.

         SECTION 2.5 COMPENSATION shall have the same meaning as under the Profit Sharing Plan, except that (a) Compensation shall be deemed to include (i) the amount of compensation deferred by the Participant under this Plan, excluding, however, LTIP Deferral Benefits and (ii) amounts in excess of the limitation imposed by Code Section 401(a)(17) and (b) Compensation shall be deemed to exclude cash compensation which is paid for special perquisites, such as country club dues and company plane allowances. Notwithstanding the foregoing, cash allowances in lieu of general perquisites that are paid to substantially all Participants shall be included in the definition of Compensation hereunder.

         SECTION 2.6 EMPLOYER shall mean the Company, NACCO Industries, Inc., NACCO Materials Handling Group, Ltd., NACCO Materials Handling, B.V. NACCO Materials Handling, S.r.l., NMHG Mexico, S.A. de C.V. and NACCO Materials Handling Group Brasil Ltda.

         SECTION 2.7 EXCESS RETIREMENT BENEFIT OR BENEFIT shall mean an LTIP Deferral Benefit, Yale Short-Term Deferral Benefit, Excess Profit Sharing Benefit, Excess 401(k) Benefit, Excess Matching Benefit or Excess Deferral Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

         SECTION 2.8 FIXED INCOME FUND shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

         SECTION 2.9 401(k) EMPLOYEE shall mean an Employee of an Employer who is a Participant in the Profit Sharing Plan who is eligible to receive Before-Tax Contributions and Matching Employer Contributions thereunder.

         SECTION 2.10 INSOLVENT. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a

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pending voluntary or involuntary proceeding as a debtor under the United States
Bankruptcy Code (or similar foreign law).

SECTION 2.11 LTIP PLAN shall mean the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 1990) or the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 2000), or any successor thereto.

         SECTION 2.12 PARTICIPANT.

                  (a) For purposes of Section 3.1 of the Plan, the term "Participant" means an Employee who is a Participant in the profit sharing portion of the Profit Sharing Plan (i) whose profit sharing benefit for a Plan Year is limited by the application of Section 401(a)(17) or 415 of the Code and
(ii) whose total annual compensation from the Controlled Group for such Plan Year was at least $100,000.

                  (b) For purposes of Section 3.2 of the Plan, the term "Participant" means (i) any Employee of the Company who made Excess Deferrals under the Plan prior to January 1, 1996 and (ii) any Employee of the Company whose total annual Compensation from the Controlled Group for the Plan Year in which a deferral election is required was at least $100,000, who is listed on Exhibit A hereto and who is eligible to make Excess Deferrals on or after January 1, 2000.

                  (c) For purposes of Sections 3.3 and 3.4 of the Plan, the term "Participant" means a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Profit Sharing Plan, or is unable to receive the maximum amount of Matching Employer Contributions under the Profit Sharing Plan because of the limitations of Section 402(g), 401(a)(17), 401(k)(3), or 401(m) of the Code, and (ii) whose total annual compensation from the Controlled Group for the Plan Year in which a deferral election is required is at least $100,000.

                  (d) For purposes of Section 3.5 of the Plan, the term "Participant" means an Employee (i) who is a participant in the LTIP Plan, (ii) who, both at the time the deferral election is required and at the time the deferral becomes effective, is either a U.S. citizen, a nonresident alien who is covered on a U.S. payroll or a citizen or resident of the United Kingdom (referred to herein as the "UK Participants"), Brazil, Italy or Mexico and (iii) whose total annual Compensation from the Controlled Group for the Plan Year in which a deferral election

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is required was at least $100,000 (U.S.). In addition, the Employee must either be an active Employee at the time the deferral becomes effective or must have "Retired" as such term is defined in the LTIP Plan.

                  (e) For purposes of Section 3.6 of the Plan, the term "Participant" means any person who was entitled to receive benefits under the Yale Short-Term Plan on August 31, 1999.

                  (f) The term "Participant" shall also include any other person who, as of August 31, was entitled to receive an Excess Retirement Benefit under the Plan.

         SECTION 2.13 PLAN shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, as herein set forth or as duly amended.

         SECTION 2.14 PLAN ADMINISTRATOR shall mean the Company.

         SECTION 2.15 PLAN YEAR shall mean the calendar year.

         SECTION 2.16 PRIOR PLAN shall mean the Yale Materials Handling Corporation Unfunded Deferred Compensation Plan.

         SECTION 2.17 PROFIT SHARING EMPLOYEE shall mean an Employee of an Employer who is a participant in the Profit Sharing Plan and who is eligible for Profit Sharing Contributions.

         SECTION 2.18 PROFIT SHARING PLAN shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Plan or any successor thereto.

         SECTION 2.19 UNFORESEEABLE EMERGENCY shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

         SECTION 2.20 VALUATION DATE shall mean the last day of each Plan Year and any other date chosen by the Plan Administrator.

         SECTION 2.21 YALE SHORT-TERM PLAN shall mean the Yale Materials Handling Corporation Short-Term Incentive Compensation Deferral Plan, a plan that was frozen prior to 1992. The Yale

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Short-Term Plan was merged into the Plan effective August 31, 1999.

                                  ARTICLE III
                           EXCESS RETIREMENT BENEFITS
                           --------------------------

         SECTION 3.1 EXCESS PROFIT SHARING BENEFITS.

                  (a) IN GENERAL. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is both an Employee of such Employer and a Profit Sharing Employee, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the profit sharing portion of the Profit Sharing Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.5 hereof) were used for purposes of determining the amount of profit sharing contributions under the Profit Sharing Plan, OVER (ii) the amount of the Employer's Profit Sharing Contribution which is actually made to such Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").

                  (b) MINIMUM BENEFIT. Notwithstanding the foregoing, the Excess Profit Sharing Sub-Account balance of a Participant who was a participant in the Prior Plan shall in no event be less than the amount credited to such Participant's account under the Prior Plan as of February 10, 1993.

         SECTION 3.2 BASIC AND ADDITIONAL EXCESS DEFERRAL BENEFITS.

                  (a) PRE-1996 EXCESS DEFERRAL BENEFITS. Prior to January 1, 1996, certain Employees of the Company were permitted to elect to defer specified amounts of salary and bonus of up to 7% of compensation (the "Basic Excess Deferrals") which are credited to the Basic Excess Deferral Sub-Account hereunder and in excess of 7% of compensation (the "Additional Excess Deferrals") which are credited to the Additional Excess Deferral Sub-Account hereunder.

                  (b) POST-1999 EXCESS DEFERRAL BENEFITS. Each Participant described in Section 2.14(c)(ii) may, prior to the first day of any Plan Year, by completing an approved deferral election form, direct the Company to reduce his Compensation for such Plan Year by an amount equal to between 1% and 17% of his Compensation for the Plan Year (in 1% increments). The first 7%


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of Compensation deferred by a Participant will be classified as the Basic Excess
Deferrals which are credited to the Basic Excess Deferrals Sub-Account and Compensation deferred in excess of 7% of Compensation will be classified as the Additional Excess Deferrals and will be credited to the Additional Excess Deferral Sub-Account.

         SECTION 3.3 BASIC AND ADDITIONAL EXCESS 401(k) BENEFITS.

                  (a) AMOUNT OF EXCESS 401(k) BENEFITS. Each 401(k) Employee who is a Participant, may, prior to the first day of any Plan Year, by completing an approved deferral election form, direct his Employer to reduce his Compensation for such Plan Year by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 17%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17), and 401(k)(3) of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits").

                  (b) CLASSIFICATION OF EXCESS 401(k) BENEFITS. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

                   (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the 401(k) Deferral Election Form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

                   (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1) the percentage of Compensation elected to be deferred in the 401(k) Deferral Election Form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional



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Excess 401(k) Benefits shall be credited to the Additional Excess 401(k)
Sub-Account hereunder.

         SECTION 3.4 EXCESS MATCHING BENEFITS. A 401(k) Employee who is a Participant shall have credited to his Basic or Additional Excess Matching Sub-Account (as applicable) an amount equal to the Matching Employer Contributions attributable to the Basic or Additional Excess 401(k) Benefits that he is prevented from receiving under the Profit Sharing Plan because of the limitations of Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code (the "Excess Matching Benefits").

         SECTION 3.5 LTIP DEFERRAL BENEFITS. (a) Each Participant (as defined in
Section 2.12(d)) may, with the consent of the Company, by completing an approved deferral election form, direct his Employer:

                (i) to reduce an "Award" (as that term is defined in the LTIP
                Plan) which has been deferred until the tenth anniversary of the "Grant Date" of such Award (as defined in the LTIP Plan)and thereby extinguish his entitlement under the LTIP Plan to 100% of such deferred Award; and

                (ii) to credit the amount of the reduction (the "LTIP Deferral Benefits") to the LTIP Deferral Sub-Account hereunder. Such election must be made no later than one-year prior to the date such Award would otherwise be payable to the Participant under the LTIP Plan or(six months prior to Retirement, if later)or at such other time as approved by the Company, in its sole and absolute discretion.

                  (a) In addition, certain Awards which were deferred under the LTIP Plan will automatically be transferred to this Plan in the case of a Participant's "Retirement" (as defined in the LTIP Plan) in which case such Awards will also be credited to the Participant's LTIP Deferral Sub-Account hereunder.

         SECTION 3.6 YALE SHORT-TERM DEFERRAL BENEFITS. Prior to 1992, certain Employees of a corporate predecessor to the Company were permitted to elect to defer specified amounts of their short-term incentive compensation under the Yale Short-Term Plan. Effective August 31, 1999, the Yale Short-Term Plan was merged into the Plan and amounts credited under the Yale Short-Term Plan were credited to the "Yale Short-Term Deferral Sub-Account" hereunder.

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         SECTION 3.7 RULES RELATING TO DEFERRAL ELECTIONS.

                  (a) DEFERRAL PERIOD.

                  (i) GENERAL RULE. The initial deferral elections made by a Participant under Sections 3.2, 3.3 and 3.5 above shall also contain such Participant's irrevocable election regarding the time of the commencement of payment of the Participant's entire Excess Deferral Sub-Account, Excess 401(k) Sub-Account and LTIP Deferral Sub-Account hereunder. The Participant may elect to commence payment of each such Sub-Account (with separate elections being made for each such Sub-Account) as soon as practicable following (A) the date on which he ceases to be an Employee of the Controlled Group, (B) the date on which he attains an age specified in the deferral form, or (C) the earlier or later of such dates. Payment of the Participant's Excess Matching Sub-Account shall be made at the same time as the payment of the Participant's Excess 401(k) Sub-Account. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess Deferral, Excess 401(k), Excess Matching and LTIP Deferral Sub-Accounts as soon as practicable following the date on which the Participant ceases to be an Employee of the Controlled Group.

                  (ii) SPECIAL ONE-TIME ELECTION. Notwithstanding the foregoing, due to administrative errors on the part of the Company, Participants who are actively employed on a date to be specified by the Company (which shall be after September 1, 2000 and prior to December 31,2000)shall be given a one-time irrevocable election to determine the payment date of their Excess Deferral Sub-Account, Excess 401(k) Sub-Account(and corresponding Excess Matching Sub-Account) and LTIP Deferral Sub-Account by filing a written election with the Plan Administrator during a 45-day election period specified by the Company. Such an election shall supersede any prior election. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess Deferral, Excess 401(k), Excess Matching and LTIP Deferral Sub-Accounts as soon as practicable following the date on which the Participant ceases to be an Employee of the Controlled Group.

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                  (b) EFFECT OF DEFERRAL ELECTIONS.

                  (i) Any direction by a Participant to defer Compensation under Sections 3.2 or 3.3 shall be effective with respect to Compensation otherwise payable to the Participant for the Plan Year for which the deferral election form is effective and the Participant shall not be eligible to receive such Compensation. Instead, such amounts shall be credited to the Participant's Excess Deferral or Excess 401(k) Sub-Account hereunder (as applicable). Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation earned in subsequent Plan Years. A new deferral election will be required for each Plan Year under the Plan.

                  (ii) While separate deferral elections may be entered into with respect to each Award payable under the LTIP Plan, any direction by a Participant to defer receipt of a specific Award and to receive LTIP Deferral Benefits in lieu thereof shall be irrevocable with respect to that Award.

                  (c) AUTOMATIC TERMINATION OF DEFERRAL ELECTIONS.

                  (i) Except to the extent specifically provided in the LTIP Plan to the contrary, a Participant's direction to defer Compensation under Section 3.2 or 3.3, or to defer an Award under the LTIP Plan under Section 3.5, shall automatically terminate on the earlier of the date on which (A) the Participant ceases employment with the Controlled Group, (B) the Participant ceases to satisfy the applicable requirements of Section 2.12, (3) the Participant's Employer is deemed Insolvent or (4) the Plan is terminated.

                  (ii) The Plan Administrator may, in its sole and absolute discretion, pursuant to nondiscriminatory rules adopted by the Plan Administrator, reduce and/or cease the deferral of Compensation and/or LTIP Deferral Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

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                  (iii) Any Participant whose eligibility to make Before-Tax
                  Contributions to the Profit Sharing Plan has been suspended because he has taken a Hardship withdrawal from such plan shall not be eligible to defer Excess 401(k) Benefits under this Plan for his period of suspension from the Profit Sharing Plan.


                                   ARTICLE IV
                                    ACCOUNTS
                                    --------

         SECTION 4.1 PARTICIPANTS' ACCOUNTS. Each Employer shall establish and maintain on its books an Account for each Participant which shall contain the following entries:

                  (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.1, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Profit Sharing Plan.

                  (b) Credits to a Basic or Additional Excess Deferral Sub-Account for the Basic and Additional Excess Deferrals described in Section
3.2 which shall be credited to the Sub-Account as soon as practicable after the time Compensation would otherwise have been paid to the Participant.

                  (c) Credits to a Basic or Additional Excess 401(k) Sub-Account for the Basic and Additional Excess 401(k) Benefits described in Section 3.3, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Profit Sharing Plan.

                  (d) Credits to a Basic or Additional Excess Matching Sub-Account for the Basic and Additional Excess Matching Benefits described in
Section 3.4, which amounts shall be credited to the Sub-Account when a 401(k) Employee is prevented from receiving Matching Employer Contributions under the Profit Sharing Plan.

                  (e) Credits to an LTIP Deferral Sub-Account for the LTIP Deferral Benefits described in Section 3.5, which shall be credited to the Sub-Account as soon as practicable following the time the Award would otherwise be payable to the Participant under the LTIP Plan.

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                  (f) Credits to a Yale Short-Term Deferral Sub-Account for the
Yale Short-Term Deferral Benefits described in Section 3.6.

                  (g) Credits to all Sub-Accounts for the earnings described in
Article V, which shall continue until the such Sub-Accounts have been distributed to the Participant or his Beneficiary.

                  (h) Debits for any distributions made from the Sub-Accounts and any amounts forfeited under Section 7.1(f).

         SECTION 4.2 EFFECT ON OTHER BENEFITS. Benefits payable to or with respect to a Participant under the Profit Sharing Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                   ARTICLE V
                                    EARNINGS
                                    --------

         SECTION 5.1 EARNINGS ON BASIC SUB-ACCOUNTS AND PROFIT SHARING SUB-ACCOUNTS.

                  (a) Subject to Subsection (b) and Section 5.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess Deferral Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year that is applicable to the Participant exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

                  (b) The Adjusted ROE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Participant's Employer. For any subsequent month following termination, such Adjusted ROE calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

         SECTION 5.2 EARNINGS ON ADDITIONAL SUB-ACCOUNTS AND THE YALE SHORT-TERM SUB-ACCOUNT. Subject to Section 5.4, at the end of each calendar month during the Plan Year, the Additional Excess Deferral Sub-Account, Additional Excess 401(k) Sub-Account, Additional Excess Matching Sub-Account and Yale Short-Term Deferral Sub Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

         SECTION 5.3 EARNINGS ON LTIP DEFERRAL SUB-ACCOUNTS. Subject to Section 5.4, at the end of each calendar month during a Plan Year, the LTIP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on U.S. Treasury issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal. In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

         SECTION 5.4 CHANGES IN/LIMITATIONS ON EARNINGS ASSUMPTION.

                  (a) The NACCO Industries, Inc. Benefits Committee (the "Committee") may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time upon at least 30 days advance notice to Participants.

                  (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

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                                   ARTICLE VI
                                    VESTING
                                    -------

         SECTION 6.1 VESTING. A Participant shall always be 100% vested in all amounts credited to his Account hereunder. Notwithstanding the foregoing, while Participants are always 100% vested in the amounts credited to their LTIP Deferral Sub-Accounts, this does not give rise to any right or entitlement (whether legal, equitable or otherwise) to payment or distribution otherwise than in accordance with Article VII or Article VIII of the Plan.

                                  ARTICLE VII
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS
                    ----------------------------------------

         SECTION 7.1 TIME AND MANNER OF PAYMENT.

                  (a) EXCESS PROFIT SHARING BENEFITS. The Excess Profit Sharing Benefit payable to a Participant shall be paid in the form of a single lump sum payment as soon as practicable following the later of (i) his termination of employment with the Controlled Group or (ii) the date on which all amounts allocable to the Participant's Excess Profit Sharing Sub-Account for the year of such termination have been credited to such Sub-Account.

                  (b) EXCESS DEFERRAL SUB-ACCOUNT, EXCESS 401(K) SUB-ACCOUNT, EXCESS MATCHING SUB-ACCOUNT AND LTIP DEFERRAL SUB-ACCOUNT.

                  (i) TIMING. Each of the Sub-Accounts named in this Subsection
                  (b)shall be paid (or commence to be paid) to the Participant at the time specified in the deferral election form applicable to such Sub-Account (as provided in Section 3.7).

                  (ii) NORMAL FORM OF PAYMENT. Each such Sub-Account shall be distributed to the Participant in the form of ten annual installments. All installment payments under the Plan shall be based on the value of the particular Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid, with each installment being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first installment payment shall be paid as soon as practicable after the designated payment date, with each additional installment being paid in the month of January of each succeeding calendar year.

                  (iii) OPTIONAL FORMS OF PAYMENT. Notwithstanding the foregoing, the Participant may elect to receive the amount credited to a particular Sub-Account in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such lump sum payment shall be paid as soon as practicable following the later of (A) the designated payment date or (B) the date on which all amounts allocable to the particular Sub-Account for the year of such termination have been credited to the such Sub-Account.

                  (c) YALE SHORT-TERM DEFERRAL SUB-ACCOUNT. The Yale Short-Term Deferral Sub-Account shall commence to be paid to the Participant (i) in the form of five annual installments with each installment being based on the value of the Yale Short-Term Deferral Sub-Account on the Valuation Date preceding the date on which such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid, and (ii) commencing in the January following the date on which the Participant ceases to be an Employee of the Controlled Group. Subsequent installment payments shall be paid in each succeeding January.

                  (d) UNFORESEEABLE EMERGENCY DISTRIBUTIONS. Notwithstanding the foregoing, an Employer may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Excess Deferral Sub-Account and/or Excess 401(k)Sub-Account and/or Excess Matching Sub-Account if the Employer determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need. Unforeseeable Emergency distributions shall be paid to the Participant in the form of a lump sum payment as soon as practicable after such distribution request is approved and processed by the Employer.

                  (e) SMALL ACCOUNTS. Notwithstanding the foregoing payment provisions:

                  (i) In the event that a Participant's total Account balance does not exceed $50,000 on the date of the Participant's termination of employment with the Controlled Group, such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following the later of (A) the date of his termination of employment with the Controlled Group or (B) the date on which all amounts allocable to the Participant's Account for the year of such termination have been credited to his Account.

                  (ii) In no event will any installment payment under the Plan be less than $10,000 and this $10,000 minimum installment payment shall override and supercede any form of payment election made by a Participant. In the event that any elected installment payment would be less than $10,000, a Participant shall automatically receive an installment payment equal to the lesser of $10,000 or the balance of the particular Sub-Account. Such $10,000 installment payments shall continue in effect until the Sub-Account balance is exhausted.

                  (iii) These minimum payment provisions shall also apply to any Account which is in pay status on September 1, 2000.

                  (f) WITHDRAWALS SUBJECT TO 10% PENALTY.

                  (i) The provisions of this Subsection shall apply notwithstanding any other provision of the Plan to the contrary; provided, however, that the provisions of this Subsection shall not apply to the UK Participants.

                  (ii) A Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal from one or more of the following Sub-Accounts:

                         (A) the Additional Excess Deferral Sub-Account;
                         (B) the Additional Excess 401(k) Sub-Account;
                         (C) the Additional Excess Matching Sub-Account;
                         (D) the Yale Short-Term Deferral Sub-Account;
and
                         (E) the LTIP Deferral Sub-Account.

                  (iii) In addition to the amounts described in (ii) above, Participants who have previously elected to delay commencement of the payment of such Sub-Accounts and who ceased to be Employees of the Controlled Group may also elect in writing to receive a withdrawal from one or more of the following Sub-Accounts:

                         (A) the Basic Excess Deferral Sub-Account;
                         (B) the Basic Excess 401(k) Sub-Account; and
                         (C) the Basic Excess Matching Sub-Account.

                  (iv) Withdrawals under this Subsection (f) shall be equal to value of the Sub-Account as of the Valuation Date preceding the payment date, less 10%, and shall be paid to the Participant in the form of a lump sum payment as soon as practicable after such withdrawal request is processed by the Employer. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored.

                  (g) PAYMENT RESTRICTION. Notwithstanding any provision of the Plan to the contrary , the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that any amount payable, when added to any other compensation received or to be received by the Participant in the same calendar year, would not be deductible by the Employer by reason of Section 162(m) of the Code. The amount to be deferred will equal the amount that otherwise would not be deductible by the Employer by reason of Section 162(m) of the Code, but in no event greater than the total amount otherwise payable hereunder. The deferred amount shall become payable on December 31 of the first succeeding calendar year in which such amount, when added to all other compensation received or to be received by the Participant in such calendar year, would not be non-deductible by the Employer by reason of Section 162(m)of the

Code. The Nominating Organization and Compensation Committee of the Board of Directors of the Company, in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the Participant.

         SECTION 7.2 LIABILITY FOR PAYMENT/EXPENSES. Each Employer shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to its Employees. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

                                  ARTICLE VIII
                                  BENEFICIARIES
                                  -------------

         SECTION 8.1 BENEFICIARY DESIGNATIONS. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for each Benefit under the Plan. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (a) the Beneficiary of a Participant for his Excess 401(k) Benefits, his Excess Matching Benefits and his Excess Profit Sharing Benefits shall be his beneficiary under the Profit Sharing Plan, and (b) the Beneficiary of a Participant for his Excess Deferral Benefits, his LTIP Deferral Benefits and his Yale Short-Term Benefits shall be his surviving spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

         SECTION 8.2 CHANGE IN BENEFICIARY. (a) Anything herein or in the Profit Sharing Plan to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the Profit Sharing Plan. In other

                                                                              20
words, the Beneficiary hereunder need not be the same as under the Profit Sharing Plan.

(a) Any change in Beneficiary shall be made by giving written notice thereof to the Employer or Plan Administrator and any change shall be effective only if received prior to the death of the Participant.

         SECTION 8.3 DISTRIBUTIONS TO BENEFICIARIES.

                (a) AMOUNT OF BENEFITS. Excess Retirement Benefits payable to a Participant's Beneficiary under this Plan shall be equal to the balance in the applicable Sub-Account of such Participant on the Valuation Date preceding the date of the distribution of the Sub-Account to the Beneficiary.

                (b) TIME OF PAYMENT. Excess Retirement Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

                (c) FORM OF PAYMENT. All Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

         SECTION 9.1 LIABILITY OF EMPLOYERS. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

         SECTION 9.2 LIMITATION ON RIGHTS OF PARTICIPANTS AND BENEFICIARIES - NO LIEN.

                  (a) This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer. The amount standing to the credit of any Participant's Sub-Account is purely notional and affects only the calculation of benefits payable to or in respect of him. It does not give the Participant any right or entitlement (whether legal, equitable or otherwise) to any particular assets held for the purposes of the Plan or otherwise.

                  (b) Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the Employer is Insolvent at the time such payment is due to be made.


         SECTION 9.3 NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.

         SECTION 9.4 PAYMENT TO GUARDIAN. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.

         SECTION 9.5 ASSIGNMENT. (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

                  (b) Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code
Section 414(p).

         SECTION 9.6 SEVERABILITY. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

                                   ARTICLE X
                             ADMINISTRATION OF PLAN
                             ----------------------

         SECTION 10.1 ADMINISTRATION. (a) IN GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 10.3 and 10.4 hereof.

                  (b) DELEGATION OF DUTIES. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

         SECTION 10.2 REGULATIONS. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 10.3 and 10.4 hereof, be final and binding on all persons.

         SECTION 10.3 CLAIMS PROCEDURES. The Plan Administrator shall determine the rights of a person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                (a)      the specific reasons for the denial;

                (b) specific reference to pertinent Plan provisions on which the denial is based;

                (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (d)      an explanation of the claim review procedure.

                A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 10.1(a) above.

                The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

         SECTION 10.4 REVOCABILITY OF PLAN ADMINISTRATOR/COMPANY ACTION. Any action taken by the Plan Administrator or the Company with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Company as to payments not yet made to such person, and acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

         SECTION 10.5 AMENDMENT. The Committee may at any time (without the consent of any Employer) amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's vested Benefit as of the date of such amendment, and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

         SECTION 10.6 TERMINATION.

                  (a) The Company (without the consent of any Employer), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect any Participant's vested Benefit as of the date of such termination and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Company. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

                  (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits including requiring that all amounts credited to Participant's Account hereunder be immediately distributed in the form of lump sum payments.

         SECTION 10.7 WITHDRAWAL BY EMPLOYER. Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from such Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (a) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (b) such termination shall be subject to the limitations and other conditions described in Section 10.6, treating the Employer as if it were the Company.

        EXECUTED, this 8th day of August, 2000.
                       ---        ------

                          NACCO MATERIALS HANDLING
                          GROUP, INC.



                          By:  /s/ Charles A. Bittenbender
                              ----------------------------
                             Title: Assistant Secretary

                                    EXHIBIT A
                                    ---------


              Employees Eligible to Make Post-1999 Excess Deferrals
              -----------------------------------------------------


                              INTENTIONALLY OMITTED